UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): March 27, 2007

INTERACTIVE SYSTEMS WORLDWIDE INC.

(exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification Number)
2 Andrews Drive, West Paterson, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 256-8181

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Interactive Systems Worldwide Inc. (the “Company”) received a NASDAQ Staff Determination letter on March 27, 2007 indicating that, based on the NASDAQ Staff’s review and the materials submitted by the Company, the NASDAQ Staff had determined to deny the Company’s request for continued listing on the NASDAQ Capital Market. As previously disclosed by the Company on January 25, 2007, the NASDAQ Staff had notified the Company in a letter dated January 19, 2007 that the Company did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing, or the alternative minimum requirements of $35 million in market value of listed securities or $500,000 in net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years set forth in Marketplace Rule 4310(c)(2)(B). At that time, the NASDAQ Staff also requested that the Company submit its plan to regain compliance.

As a result of the NASDAQ Staff Determination letter, the Company plans to request a hearing before the NASDAQ Listing Qualifications Panel, which will stay the NASDAQ Staff’s determination to delist the Company’s securities pending a hearing before the Panel and the subsequent issuance of a formal written determination by the Panel regarding the Company’s request for continued listing.

The Company's securities will remain listed on the NASDAQ Capital Market pending the issuance of the Panel's decision; however, there can be no assurance that the Panel will grant the Company's request for continued listing.

A copy of the Company’s press release announcing receipt of the determination letter from NASDAQ is attached hereto as Exhibit 99.1.

Item 8.01. Other Events

On March 6, 2007, the Company announced that it had signed a Letter of Intent with Shantech Inc. for a non-exclusive marketing and business development agreement as well as a strategic investment. The Company and Shantech are working together in an effort to accelerate the execution of this transaction. The Company intends to enter into definitive agreements with Shantech prior to the hearing before the NASDAQ Listing Qualifications Panel but there can be no assurance that such definitive agreements will be entered into by that date or at all.

On February 5, 2007, the Company announced that it had signed a Letter of Intent with Techmatics Inc. to jointly develop and market a new product that enables fixed-odds exotic race betting while satisfying pari-mutuel regulations. While the Company continues to discuss a software development agreement with Techmatics, it currently appears unlikely that any agreement would include a strategic investment.

Forward-looking statements

The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements, including, but not limited to, whether the Company’s securities will remain listed on the NASDAQ Capital Market; whether a software development agreement with Techmatics will be executed; and whether a definitive agreement with Shantech will actually be signed prior to a hearing before the NASDAQ Listing Qualifications Panel, or at all, and whether a transaction with Shantech will ever be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date thereof. Readers should carefully review the risks described in other documents the company files from time to time with the Securities and Exchange Commission, including Annual Reports, Quarterly Reports and Current Reports on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC. (Registrant)

By:	/s/ Bernard Albanese
Bernard Albanese Chief Executive Officer

Date: March 30, 2007